UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: February 13, 2014

(Date of earliest event reported)

CH2M HILL Companies, Ltd.

(Exact name of registrant as specified in its charter)

Commission File Number 000-27261

Delaware	93-0549963
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

9191 South Jamaica Street,
Englewood, CO	80112-5946
(Address of principal executive offices)	(Zip Code)

(303) 771-0900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on the Form 8-K filed by CH2M HILL with the Securities and Exchange Commission on February 7, 2014, Michael A. Lucki resigned on February 6, 2014 from CH2M HILL Companies, Ltd., as the Senior Vice President and Chief Financial Officer, and as a member of the Board of Directors of CH2M HILL, to pursue other opportunities.

On February 13, 2014, a Resignation, Waiver and General Release & Mutual Non-Disparagement Agreement (the “Agreement”) between CH2M HILL and Michael Lucki became effective.  Under the Agreement, in connection with Mr. Lucki’s resignation, he will receive severance equal to two months of base salary, the annual bonus earned under the CH2M HILL Companies, Ltd. Short Term Incentive Plan payable in March 2014 for performance in 2013, a payment under the CH2M HILL Companies, Ltd. Long Term Incentive Plan payable in March 2014 for the performance period 2011-2013, and a cash payment in lieu of Mr. Lucki’s stock options and restricted stock. In addition, the Agreement provides for a general release, confidentiality and non-solicitation provisions on Mr. Lucki’s behalf.

The foregoing description is qualified in its entirely by the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Resignation, Waiver and General Release & Mutual Non-Disparagement Agreement by and between CH2M HILL and Michael A. Lucki.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CH2M HILL COMPANIES, LTD.

Date: February 20, 2014	By:	/s/ Gregory S. Nixon
Gregory S. Nixon
Executive Vice President & Chief Legal Officer